                                                                     EXHIBIT 5.1

                     TROY & GOULD PROFESSIONAL CORPORATION
                       1801 Century Park East, 16th Floor
                       Los Angeles, California 90067-2367


                               November 18, 2002


Intra-Asia Entertainment Corporation
725 South Figueroa Street, Suite 1650
Los Angeles, California 90017

      Re:   Registration Statement on Form S-1 (Registration No. 333-74334)

Ladies and Gentlemen:

      We have acted as counsel to Intra-Asia Entertainment Corporation, a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-1, Registration No. 333-74334, including the prospectus that is a part thereof (the "Registration Statement"). The Company originally filed the Registration Statement on November 30, 2001 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering the offer and sale by the Company of up to 1,250,000 shares of its common stock, $0.001 par value per share (the "Common Stock"). Up to 1,150,000 of such shares of Common Stock (the "Underwritten Shares") are issuable pursuant to an Underwriting Agreement to be entered into among the Company, as issuer, and WestPark Capital, Inc. and I-Bankers Securities, Inc. as representatives of the several underwriters named therein (the "Underwriting Agreement"). Up to 100,000 of such shares of Common Stock (the "Warrant Shares") are issuable pursuant to warrants to be issued by the Company to WestPark Capital, Inc. and I-Bankers Securities, Inc. (each warrant is referred to herein as a "Representative's Warrant," and both warrants are referred to herein as the "Representatives' Warrants").

      As used in this opinion letter, the term Registration Statement includes all amendments to the Registration Statement that have been filed by the Company with the Commission on or before the date hereof. This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

      As a basis for rendering our opinions expressed below, we have reviewed originals or copies of originals, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Company's Certificate of Incorporation and Bylaws, each as amended to date; (iii) the form of Underwriting Agreement that is included as Exhibit 1.1 to the Registration Statement; (iv) the form of Representative's Warrant that is included as Exhibit
10.5 to the Registration Statement; (v) resolutions of the Company's Board of Directors pertaining to the issuance of the Underwritten Shares and the Warrant Shares, the Registration Statement, the Underwriting Agreement, the Representatives' Warrants and related matters; and (vi) such other

Intra-Asia Entertainment Corporation
November 18, 2002
Page 2


certificates of public officials, certificates of officers of the Company and other documents as we have considered necessary or appropriate as a basis for rendering our opinions.

      As to certain questions of fact relevant to our opinions, we have relied (without any independent investigation or inquiry by us) upon certificates and statements of the Company, officers of the Company, public officials and others. Furthermore, in order to render our opinions, we have made and relied upon such customary assumptions as we have deemed necessary or appropriate. Among other things and in addition to any other assumptions that are described in this opinion letter, we have made and are relying upon the following assumptions, all without any investigation or inquiry by us:

      A. All signatures on documents reviewed by us are genuine; all documents submitted to us as originals are authentic; all documents submitted to us as copies conform to the originals of such documents, and such originals are authentic; and all individuals who have executed such documents have the legal capacity to do so.

      B. All factual representations and other statements regarding factual matters that are contained in the certificates of officers of the Company that we have examined are true and correct, and all factual representations and other statements regarding factual matters by the Company that are contained in the Registration Statement, the Underwriting Agreement or the Representatives' Warrants are true and correct.

      C. The Underwriting Agreement will be duly executed and delivered in the form included as Exhibit 1.1 to the Registration Statement, and the Representatives' Warrants will be duly executed and delivered in the form included as Exhibit 10.5 to the Registration Statement.

      The law covered by our opinions is limited to the laws of the State of Delaware. We neither express nor imply any opinion with respect to the laws of any other jurisdiction, and we assume no responsibility with respect to the application or effect of the laws of any other jurisdiction. Please be advised that no member of this firm is admitted to practice in the State of Delaware.

      This opinion letter is limited to the opinions expressly stated below, does not include any implied opinions and is rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect our opinions, including, without limitation, future changes in applicable law.

      Based upon and subject to all of the foregoing and any and all other qualifications, limitations and assumptions that are set forth below, we are of the opinion that (i) the Underwritten Shares, when issued, delivered and paid for in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and nonassessable, and (ii) the Warrant Shares, when issued, delivered and paid for in accordance with the terms and conditions of the Representatives' Warrants, will be validly issued, fully paid and nonassessable.

Intra-Asia Entertainment Corporation
November 18, 2002
Page 3


      We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that forms a part of the Registration Statement. However, by giving you this opinion letter and consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          /s/  Troy & Gould
                                          --------------------------------------
                                          TROY & GOULD
                                          Professional Corporation